Exhibit 4.1

- Exhibit 4.1

For Value Received, ______ hereby sell, assign and transfer unto ______

______ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______ 20__

In presence of

______

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

CERTIFICATE

FOR ______ SHARES

OF THE

Capital Stock

Commercial Bancgroup, Inc.

Harrogate, Tennessee

ISSUED TO

SPECIMEN - NON-NEGOTIABLE

DATED

THE COMPANY IS AUTHORIZED TO ISSUE DIFFERENT CLASSES OF SHARES AND DIFFERENT SERIES OF SHARES WITHIN A CLASS. THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH TO THE HOLDER OF THIS CERTIFICATE, IN WRITING AND WITHOUT CHARGE, A STATEMENT OF THE DESIGNATION AND RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS, AND SERIES WITHIN A CLASS, OF CAPITAL STOCK OF THE COMPANY AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH SERIES (AND THE AUTHORITY OF THE COMPANY'S BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES).